SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

STRIKEFORCE TECHNOLOGIES, INC.

Wyoming	000-55012	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661 9641

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “Company,” “our company,” “us,” “SFT,” “StrikeForce,” “we” and “our” refer to StrikeForce Technologies, Inc. unless the context requires otherwise

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties. Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.01

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS

On August 24, 2015, the Company entered into an asset purchase and licensing agreement with Cyber Safety, Inc., a New York corporation (“Cyber Safety”) to license and retain an option to purchase the patents and Intellectual Property related to the GuardedID® and MobileTrust® software (the “Asset Purchase Agreement”) for a purchase price of Nine Million Dollars ($9,000,000), which may be paid in the form of a promissory note due by and no later than September 30, 2020. Pursuant to the terms and conditions of the Asset Purchase Agreement, Cyber Safety will license and have the option to purchase the white label version of the “GuardedID®” software for up to $120,000 of development and the MobileTrust® software products. StrikeForce’s license granted to Cyber Safety does not affect or impact existing distributor relationships. StrikeForce, directly and through its distribution channel, will maintain the right to sell in the retail space in perpetuity.

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As a condition of the Asset Purchase Agreement, Cyber Safety will license the Malware Suite (as defined in the Asset Purchase Agreement) up to and until September 30, 2020. Pursuant to this license, Cyber Safety shall compensate the Company with fifteen percent (15%) of the net amount Cyber Safety receives (defined as the amount received by Cyber Safety from the sale or licensing of the Malware Suite), which amount may be increased to twenty percent (20%) under certain conditions, and is subject to reduction for commissions and support costs Cyber Safety will pay StrikeForce. In conjunction with the licensing, the Company has executed a Distributor and Reseller Agreement with Cyber Safety, dated August 24, 2015 (the “Distributor and Reseller Agreement”).

In conjunction with the licensing and the option to purchase, Cyber Safety will loan the Company an aggregate of $300,000 (over a period of 120 days), of which an initial $75,000 has been provided. Cyber Safety, at its discretion, may loan to the Company up to an additional $150,000. Subject to certain conditions, the loan is repayable 365 days after the last loan disbursement with no interest or equity provided.

The foregoing description of the Asset Purchase Agreement is a summary and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 2.1 and the Distributor and Reseller Agreement, which is attached hereto as Exhibit 2.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

2.1	Asset Purchase Agreement between StrikeForce Technologies, Inc. and Cyber Safety, Inc., dated August 24, 2015.

2.2	Distributor and Reseller Agreement between StrikeForce Technologies, Inc. and Cyber Safety, Inc., dated August 24, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC.

Dated: August 28, 2015	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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